Exhibit 15.1

(PricewaterhouseCoopers LLP Letterhead)

July 15, 2004

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

Commissioners:

We are aware that our report dated April 27, 2004 on our review of interim financial information of NII Holdings, Inc. (the “Company”) for the three-month periods ended March 31, 2004 and 2003 and included in the Company’s quarterly report on Form 10-Q for the quarter ended March 31, 2004 is incorporated by reference in its Registration Statement (Form S-8) dated July 15, 2004.

Very truly yours,

/s/ PricewaterhouseCoopers LLP

McLean, Virginia